UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

EXTRACTION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
370 17th Street
Suite 5300
Denver	Colorado		80202
(Address of principal executive offices)			(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Registrant’s telephone number, including area code (720) 557-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

As previously announced on April 4, 2019, Mark A. Erickson, the Chairman and Chief Executive Officer of Extraction Oil & Gas, Inc. (the “Company”), took a medical leave of absence during which Matthew R. Owens, the Company’s President and a member of the Company’s Board of Directors (the “Board”), was appointed as acting Chief Executive Officer of the Company. On March 5, 2020, the Company announced that, effective March 4, 2020, Mr. Erickson is departing as Chief Executive Officer of the Company and Chairman of the Board, Mr. Owens has been appointed the permanent Chief Executive Officer of the Company and Thomas B. Tyree, Jr. has been appointed as a member of the Board and Executive Chairman of the Company. Mr. Tyree has also been appointed to the Executive Committee of the Board. Mr. Erickson's departure is not as a result of any disagreement with the Company regarding any matter relating to its operations, policies or practices.

Departure of Mr. Erickson as Chief Executive Officer and the Chairman of the Board

In connection with Mr. Erickson’s departure from the Company as Chief Executive Officer and Chairman of the Board, the Company and Mr. Erickson are negotiating a separation agreement that is expected to be consistent with his previously-filed employment agreement, dated October 11, 2016. The eventual separation agreement will be filed on a future Current Report on Form 8-K when finalized.

Appointment of Mr. Tyree as Executive Chairman

In connection with Mr. Tyree’s appointment as a member of the Board and Executive Chairman of the Company, the Company entered into an employment agreement with Mr. Tyree, dated March 4, 2020 (the “Tyree Employment Agreement”). The Tyree Employment Agreement includes an initial term of three years, subject to termination upon notice or certain other conditions, and automatically extends for an additional one-year period every year thereafter unless the Company or Mr. Tyree gives written notice of non-extension within 90 days prior to the end of the initial term, or, if applicable, the current extension term. Pursuant to the terms of the Tyree Employment Agreement, Mr. Tyree’s initial annual base salary is $450,000 (subject to periodic review by the Board for increase), and Mr. Tyree is entitled to (1) a target annual bonus opportunity with an expected target value of 100% of his annual base salary and (2) an annual performance-based equity award with an expected target value of 450% of his annual base salary, in each case subject to annual adjustment by the Board.

If Mr. Tyree’s employment is terminated by the Company for any reason other than “cause” (and other than due to his disability or death) or if Mr. Tyree terminates employment for “good reason,” (the terms “cause” and “good reason,” as defined in the Tyree Employment Agreement), then, subject to Mr. Tyree’s timely execution and non-revocation of a release of claims, Mr. Tyree will be entitled to receive the following from the Company: (1) any earned but unpaid annual bonus for the calendar year ending prior to the date of termination; (2) a prorated annual bonus for the calendar year in which the termination occurs in an amount equal to the greater of (A) the annual bonus for the immediately preceding completed year and (B) Mr. Tyree’s target bonus opportunity for the year of termination; (3) a lump sum payment equal to two times (or three times, if such termination occurs within 12 months following a “change in control,” as such term is defined in the Tyree Employment Agreement) Mr. Tyree’s annual base salary at the time of termination and his “average annual bonus” (defined as the average annual bonus paid (or payable) for the two calendar years (or if Mr. Tyree was employed for less than two full calendar years such lesser number of full calendar years for which he was employed) preceding the date of termination, and if Mr. Tyree is terminated prior to December 31, 2020, his target 2020 annual bonus); (4) for a period of up to the date that Mr. Tyree first becomes eligible for medical insurance coverage under Medicare, the Company will continue to provide medical insurance coverage to Mr. Tyree and his spouse and eligible dependents at the same cost to Mr. Tyree as immediately prior to the date of termination and (5) all outstanding equity-related awards held by Mr. Tyree will immediately vest with respect to time-based vesting provisions and (unless more favorable vesting is provided in the applicable award agreement) any performance-based vesting will vest based on actual performance through the end of the performance period (except that in the event of a “change in control,” any performance-based vesting will vest based on the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end before the “change in control”).

If Mr. Tyree’s employment is terminated due to his disability or death, Mr. Tyree will be entitled to receive the following from the Company: (1) a lump sum payment equal to one times Mr. Tyree’s annual base salary at the time of termination and his “average annual bonus”; and (2) all outstanding equity-related awards held by Mr. Tyree will immediately vest with respect to time-based vesting provisions and any performance-based vesting will vest based on actual performance through the end of the performance period.

The Tyree Employment Agreement also provides that Mr. Tyree is subject to customary non-competition and non-solicitation restrictions during the term of his employment and for a period of two years following termination.

In connection with his appointment, Mr. Tyree also (a) received an award of 2,500,000 restricted stock units (at target, with the opportunity to earn up to a maximum of 3,750,000 restricted stock units) (“Inducement RSUs”), which were granted in accordance with NASDAQ Listing Rule 5635(c)(4) and, therefore, not under a stockholder-approved plan, and (b) entered into an Indemnification Agreement with the Company (the “Indemnification Agreement”). The Inducement RSUs are subject to the terms of a restricted stock unit agreement between the Company and Mr. Tyree (the “RSU Agreement”), pursuant to which (1) up to 1,250,000 of the Inducement RSUs will be eligible to vest annually in three equal installments on the first three anniversaries of the grant, contingent on Mr. Tyree’s continuous service through each vesting date and (2) up to 1,250,000 of the Inducement RSUs (at target, with the opportunity to earn up to a maximum of 2,500,000 restricted stock units) will be eligible to vest subject to Mr. Tyree’s continuous service and to the achievement of certain performance goals. The Indemnification Agreement requires the Company to indemnify Mr. Tyree to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified.

Thomas B. Tyree, Jr., age 59, is currently the Executive Chairman of Northwoods Energy LLC, an upstream oil and gas company, a position he has held since January 2018 and a director of Antero Resources Corporation, a position he has held since October 2019. Previously, Mr. Tyree served as a director of Bonanza Creek Energy, Inc., a position he held from April 2017 until March 2020, and President, Chief Financial Officer and Member of the Board of Managers of Vantage Energy, LLC from 2006 until its sale to Rice Energy Inc. in October 2016. Prior to Vantage Energy, Mr. Tyree served as Chief Financial Officer of Bill Barrett Corporation from 2003 through 2006. From 1989 through 2003, Mr. Tyree served in various positions in the Investment Banking Division at Goldman, Sachs & Co., including as a Managing Director. Mr. Tyree began his career with Bankers Trust Company in 1983 as an Associate in Corporate Finance. Mr. Tyree received his M.B.A. from The Wharton School at the University of Pennsylvania with concentrations in Finance and Entrepreneurial Management. He received his B.A. from Colgate University with concentrations in Economics and Philosophy, and he currently serves as a member of the Colgate Board of Trustees.

There is no other arrangement or understanding between Mr. Tyree and any other persons pursuant to which he was appointed as a member of the Board and Executive Chairman of the Company. Mr. Tyree does not have any family relationship with any director or executive officer of the Company. There is no relationship between Mr. Tyree and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Inducement RSUs and the RSU Agreement are not complete and are qualified in their entirety by reference to the full text of the RSU Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. The foregoing descriptions of the Tyree Employment Agreement and the Indemnification Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Appointment of Mr. Owens as Chief Executive Officer

In connection with Mr. Owens’ appointment as permanent Chief Executive Officer, the Company and Mr. Owens entered into an amended and restated employment agreement, dated March 4, 2020 (the “Owens Employment Agreement”). The Owens Employment Agreement amends and restates the Employment Agreement that Mr. Owens and the Company originally entered into on October 11, 2016 (the “Original Employment Agreement”). The Owens Employment Agreement provides that Mr. Owens will serve as Chief Executive Officer and President of the Company and will have an annual base salary of $500,000. The other terms and conditions of the Owens Employment Agreement are materially consistent with the terms and conditions of the Original Employment Agreement. A summary of the material terms of the Original Employment Agreement and biographical information about Mr. Owens were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 14, 2016 and are incorporated into this Item 5.02 by reference. The foregoing does not purport to be a complete description of the Owens Employment Agreement and is qualified by reference to the full text of the Owens Employment Agreement which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Owens, age 33, is currently the Company’s acting Chief Executive Officer and a member of the Company’s Board of Directors, and has served as an executive of the Company since it was founded in 2012. Mr. Owens has also served as a director of Triple Crown Resources, LLC, a private producer in the Midland Basin, since April 2017. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From 2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens holds a B.S. degree in petroleum engineering from the Colorado School of Mines.

Mr. Owens has no family relationships with any of the Company’s officers or directors. Information concerning Mr. Owens’s interests requiring disclosure under Item 404(a) of Regulation S-K is incorporated by reference to the Company’s definitive proxy statement filed with the SEC on April 5, 2019.

Executive Severance Plan

The Company has adopted an Executive Severance Plan (the “Executive Severance Plan”) and on March 4, 2020 entered into participation agreements thereunder (each, a “Participation Agreement”) with each of Eric J. Christ, the Company’s Vice President, General Counsel, Tom L. Brock, the Company’s Vice President, Chief Accounting Officer, and Marianella Foschi, the Company’s Vice President – Finance. Pursuant to the Participation Agreements, effective March 4, 2020, the benefits under the Executive Severance Plan will replace the existing employment agreements between the Company and each of Mr. Christ and Mr. Brock, and the existing employment agreements were terminated. Ms. Foschi was not subject to a prior employment agreement.

The Executive Severance Plan provides that in the event that employment of a participating employee is terminated by the Company other than for “cause” (and not by reason of death or disability) or if the executive terminates his or her employment for “good reason” (the terms “cause” and “good reason,” as defined in the Executive Severance Plan), and subject to the employee’s execution of a general release of claims against the Company and compliance with restrictive covenants, the employee is entitled to receive severance benefits consisting of:

•a lump sum cash amount equal to a multiple of the participant’s annual base salary as in effect immediately before the termination, with the multiple varying by participant, but established at 1.33 for Messrs. Christ and Brock and 0.75 for Ms. Foschi;
•a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination);
•up to 18 months of Company-paid COBRA coverage;
•vesting of all outstanding and unvested time-based equity awards;
•pro-rated vesting of outstanding and unvested performance-based equity awards (based on the number of days employed during the applicable performance period); and
•each exercisable equity plan award (e.g., a stock option or a stock appreciation right) that is or becomes exercisable will remain exercisable until the latest date on which the award would have expired by its original terms.

Under the Executive Severance Plan, if such a termination of employment occurs within the 18-month period immediately following a change of control, the executive would be entitled to the benefits described in the preceding paragraph subject to the same release of claims and restrictive covenant requirements, except that the salary continuation discussed in the first bullet above would be replaced by a lump sum cash payment equal to a higher multiple of the executive’s base salary plus their target annual bonus in effect immediately prior to termination (with the multiple varying by participant, but established at 2.0 for Messrs. Christ and Brock and 1.33 for Ms. Foschi) and the vesting acceleration of outstanding and unvested performance-based equity awards would be 100% of the unvested performance-based equity awards based on the greater of target and actual level of performance through the date of the Company’s fiscal quarter end before the change in control, rather than a pro-rated portion.

The Executive Severance Plan also provides for a lump sum cash payment equal to the executive’s base salary and a pro-rated target annual bonus payment, along with full vesting acceleration of time-based and performance-based equity awards (based on actual level of performance through the date of the Company’s fiscal quarter end before the termination) in the event that a participating executive dies or becomes disabled while employed by the Company subject to the same release of claims and restrictive covenant requirements.

The foregoing description of the Executive Severance Plan and the Participation Agreements are qualified in their entirety by reference to the complete text of the Executive Severance Plan and the Form of Participation Agreement, copies of which are attached hereto as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On March 5, 2020, the Company announced the departure of Mr. Erickson and the appointments of Mr. Owens and Mr. Tyree. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Unit Award Agreement, dated February March 4, 2020, by and between Extraction Oil & Gas, Inc. and Thomas Tyree.
10.2	Employment Agreement, dated March 4, 2020, by and between Extraction Oil & Gas, Inc. and Thomas Tyree.
10.3	Indemnification Agreement, dated March 4, 2020, by and between Extraction Oil & Gas, Inc. and Thomas Tyree.
10.4	Amended and Restated Employment Agreement, dated March 4, 2020, by and between Extraction Oil & Gas, Inc. and Matt Owens.
10.5	Extraction Oil & Gas, Inc. Executive Severance Plan.
10.6	Form of Participation Agreement.
99.1	Press Release of Extraction Oil & Gas, Inc. dated March 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

By:	/S/ TOM L. BROCK.
Tom L. Brock
Vice President and Chief Accounting Officer (principal financial officer)
Dated: March 5, 2020